UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 22, 2008

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 22, 2008, Response Genetics, Inc. (NASDAQ: RGDX) announced that it has begun performing the MAGE-A3 gene expression screening assay for GlaxoSmithKline’s (GSK) Phase III clinical trial of the investigational MAGE-A3 Antigen-Specific Cancer Immunotherapeutic (ASCI) as adjuvant therapy in MAGE-A3 positive patients with stage IB, II or IIIA Non-Small Cell Lung Cancer (NSCLC). These assays will be performed in formalin-fixed paraffin-embedded tissue.

GSK has begun recruiting for a Phase III trial evaluating MAGE-A3 ASCI as adjuvant therapy in MAGE-A3 positive patients with NSCLC. With a target of about 2,270 patients, the randomized, double-blind, and placebo-controlled MAGRIT trial will enroll patients with stage IB, II or IIIA resected NSCLC. This would be the largest clinical trial ever conducted in lung cancer treatment. All patients participating in the trial have cancers expressing a tumor-specific antigen, MAGE-A3, which is present in approximately 35 to 50 percent of early NSCLC. The primary endpoint of the trial is disease-free survival.

The Company issued a press release announcing the commencement of the MAGE-A3 trials on January 22, 2008. The press release is incorporated herein by reference and a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release of Response Genetics, Inc. dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: January 23, 2008	By:	/s/ Kathleen Danenberg
Kathleen Danenberg
President & Chief Executive Officer